SHARE SALE AGREEMENT
Made and entered into in Tel-Aviv on 30 March 2008

By and between:

DCI USA, Inc. A corporation registered in Delaware, United States (hereinafter: the "Vendor")
of the first part;
and:
Tobias Jewelry Ltd. Company No. 52-0036724 (hereinafter: the "Purchaser")
of the second part;
add:
Gunther Wind Energy, Ltd. Company No. 51-3866657 (hereinafter: the "Company")
of the second part

Whereas
Gunther Wind Energy Ltd. is a private company duly registered in Israel (hereinafter: the "Company"), whose issued and paid-up share capital is comprised of 100,000 ordinary shares of NIS 1 par value each; and

Whereas
the Vendor owns 100,000 ordinary shares of the Company, of NIS 1 par value each, constituting 100% of the Company's issued and paid-up share capital and of the voting power therein (hereinafter: the "Shares for Sale"); and

Whereas
the Vendor is interested in selling and transferring the Shares for Sale to the Purchaser and the Purchaser is interested in and agreeable to purchasing the Shares for Sale from the Vendor, all in accordance with the arrangements and subject to the conditions set forth hereinbelow; and

Whereas	the parties wish to enter into an agreement for arranging the legal relations between them relating to sale of the Shares for Sale, in the framework of the provisions hereof;

Now therefore, it has been warranted, agreed and stipulated by the parties as follows:

1.	Preamble, meanings and appendices

1.1	The preamble, appendices and warranties of the parties to this Agreement, constitute an integral part hereof.

1.2
The headings of the sections in this Agreement were designed purely for the sake of convenience and no meaning should be ascribed to them for purposes of interpreting this Agreement or any of its clauses.

1.3	In this Agreement, the following terms shall have the meaning recorded alongside them, unless the context requires otherwise:

"Business Day"	A day on which the two largest banks in Israel are open for transacting business, other than Fridays and the eves of holidays, which shall not be considered a business day.

"Companies Law"	The Companies Law, 5759-1999.

"Consideration"	The amount of the consideration which the Purchaser is to pay the Vendor for the purchase and transfer of the Shares to the Purchaser for Sale, in accordance with section 5 below.

"Consideration Payment Date"
1,935,000 US dollars, within 2 Business Days of the date of the transaction's approval by the general meeting of the purchaser and 672,000 US dollars, to be paid within 12 months of the date of the transaction's approval by the general meeting of the Purchaser.

"Free and Clear"	Free and clear of any encumbrance, pledge, attachment, levy, debt, lien, claim, or any third party right of whatsoever kind.

"GWE"	Green Wind Energy Ltd.

"Mei Golan"	Mei Golan Wind Energy Ltd.

"Nimrod"	Nimrod Wind Energy Ltd.

"Securities Law"	The Securities Law, 5728-1968.

2.	Warranties and obligations of the Vendor

The Vendor hereby warrants and undertakes to the Purchaser as follows:

2.1
That subject to the receipt of approval of the board of directors of the Vendor of its execution of this Agreement, the Vendor has lawfully passed all the resolutions and received all the approvals which are required thereby pursuant to law and under its documents of incorporation, for purposes of its execution of this Agreement and the performance of all its obligations hereunder and that it does not require the consent or approval of any other third party regarding its execution of this Agreement and performance of all its obligations set out herein.

2.2
Mei Golan is a duly incorporated private company and is in possession of the essential licenses, approvals and permits necessitated under any law for conducting its business activity and to the Vendor's best knowledge, it operates in accordance with the above.

2.3
GWE is a duly incorporated private company, which on 13.9.2006 executed an agreement to purchase all the assets of Mei Golan, a copy of which is attached hereto as Appendix 2.3 of this Agreement and it is in possession of the essential licenses, approvals and permits necessitated under any law for conducting its business activity and to the Vendor's best knowledge, it operates in accordance with the above. The closing of the contract for the acquisition of Mei Golan is subject to execution of the payments stipulated herein.

2.4
Nimrod is a duly incorporated private company and it is acting towards obtaining the various permits and approvals necessary in accordance with any law, for purposes of the construction and operation of a wind turbine station for electricity production, in a scope of approx. 22.5 mega watts.

2.5
That the Vendor is not subject to any prohibition and/or restriction and/or impediment, whether in accordance with law or under any agreement regarding the performance of its obligations under the provisions hereof and that its execution and implementation of this Agreement does not constitute a breach of any obligation of the Vendor and/or of any contract to which the Vendor is a party.

2.6	That the Vendor's execution of this Agreement is being carried out in reliance on the Purchaser's warranties and obligations, pursuant to section 3 hereof.

2.7
That the Vendor is aware that the Purchaser is executing this Agreement in reliance on the warranties and representations as provided in this section 2 and in the appendices referring thereto. Nothing in the foregoing shall serve to prejudice and/or derogate from the validity and/or generality of the Purchaser's representations, as provided in section 3 below.

2.8
That the Shares for Sale are held by the Vendor, that they are Free and Clear and that they constitute, as at the date of signing this Agreement, 100% of the Company's issued and paid-up share capital, fully diluted and that they are fully paid-up. Similarly, all the ordinary shares in the issued and paid-up share capital of the Company, rank equal and hold equal rights.

2.9

2.9.1
That subject to what is stated below, the Company is the lawful owner of 334 preference shares of NIS 1 par value each of GWE, constituting 25% of GWE's issued and paid-up share capital, fully diluted (hereinafter: the "GWE Shares"). As at the date of signing this Agreement, the Company's investment in GWE has yet to be completed, although transfer of the shares to the Vendor has been competed and consequently, transfer of the shares to the Vendor should be regarded as having been completed only on the date on which the Vendor completes the investment in GWE. The outstanding balance of the investment in GWE, is in a sum of approx. 335,000 US dollars.

2.9.2
Save as set forth in Appendix 12.9.2 (a) below, the GWE Shares are Free and Clear and vest in their holder (subject to completing execution of the investment, as provided in section 2.9.1 above), all the rights specified in the GWE Investment Agreement, of 13.9.2006, a copy of which is attached hereto as Appendix 2.9.2 (b) of this Agreement.

2.10
The Company has an option of purchasing such number of preference shares in Nimrod, constituting 25% of Nimrod's issued and paid-up share capital, fully diluted (hereinafter: the "Nimrod Shares"). The purchase price of the option is 2.75 million dollars and is exercisable no later than 60 days from fulfillment of all the conditions precedent, as provided in the investment agreement, allowing for construction of the station. The preference shares in respect of which the options may be exercised shall be, on the date of exercise, Free and Clear and shall have all the rights, as set out in the Option Agreement dated 5 December 2006, attached hereto as Appendix 2.10 of this Agreement,

2.11	Intentionally omitted.

2.12
That the Company is a private company duly registered in Israel at the Registrar of Companies, bearing the number 51-3866657, it is authorized to execute this Agreement and there is no statutory and/or contractual impediment to the execution and/or fulfillment of its obligations hereunder.

2.13
That there are no winding-up and/or receivership proceedings against the Company. To the best of the Vendor's knowledge, the Company has not received any notice or warning of an intention to initiate such proceedings and neither is the Vendor aware of any cause for the initiation of winding-up and/or receivership proceedings against the Company. Equally, the Vendor is not aware of any existing and/or planned stay of proceedings against the Company.

2.14
That no undistributed dividend has been declared by the Company and no resolution has been adopted thereby regarding the distribution of bonus shares which have not been distributed, nor any other distribution, within the meaning thereof in the Companies Law.

2.15
To the best of the Vendor's knowledge, there is no undertaking and/or other understanding, whether written or verbal, of the Company to issue any shares and/or other securities of the Company. Likewise, to the best of the Vendor's knowledge, the Company has not granted an option and/or options and/or any other convertible security, which are in force at the time of signing this Agreement, for the purchase and/or receipt of shares of the Company.

21.6
Audited financial statements of the Company, GWE and Nimrod, as at 31.12.2006 and reviewed financial statements of the Company, as at 31.12.2007 are attached to this Agreement, as Appendices 2.16 (1) and 2.16 (2) (hereinafter: the "Financial Statements"). To the best of the Vendor's knowledge, the Financial Statements were drawn up according to generally accepted accounting principles and they accurately reflect the Company's financial situation, operations and liabilities, as at 31.12.2007. To the best of the Company's knowledge, since the Financial Statements and up until the date of signing this Agreement, the Company has not executed any transaction and has not assumed any obligation not in the ordinary course of its business, which has or might have a material adverse affect thereon and/or on its equity and/or on its Financial Statements. A trial balance which, to the Vendor's best knowledge, accurately reflects the Company's situation as at 31 January 2008, as well as details of activities that have been adopted henceforth, is attached hereto as Appendix 2.16 (3) of this Agreement.

2.17	That to the Vendor's best knowledge, the Company does not have any tax debts in respect of 2006 and 2007.

2.18	That the Company does not engage any employees and/or consultants.

2.19

2.19.1	To the Vendor's best knowledge, the Company has not given and has not undertaken to give, any guarantee to secure any debts and/or liabilities, save as specified in Appendix 2.19 (1) hereof.

2.19.2
To the Vendor's best knowledge, there is no agreement or arrangement between the Company and the Vendor and there is no transaction of the Company in which the Vendor has any personal interest and neither is there any guarantee, undertaking of indemnity or loan which the Vendor has provided to the Company, save as specified in Appendix 2.19(2) hereof.

2.20

2.20.1
to the Vendor's best knowledge, other than the Company's execution of agreements with GWE and Nimrod, copies of which are attached hereto, the Company shall not be party to any valid substantial contract and/or agreement and/or understanding and shall not be liable for any substantial obligation and/or liability of whatsoever nature, whether in writing or orally and there shall not be any negotiations and/or discussions conducted by the Company towards any substantial contract. An evaluation of the operations being purchased in GWE and in Nimrod, as provided in the above- mentioned agreements, is attached as Appendix 2.20 hereof.

2.20.2	To the best of the Vendor's knowledge, all the substantial data and information set out in section 2.20.2 hereof, are true and accurate.

2.21
To the best of the Vendor's knowledge, no legal proceeding and/or investigation is being conducted against the Company and/or its officers. Similarly, as at the date of signing this Agreement, the Vendor is not aware of any notice from any party regarding an intention to file a claim or to adopt legal proceedings against the Company, which has been received thereat. In addition, to the best of the Vendor's knowledge, there is no judgment, arbitration award or any judicial decision against the Company and/or its officers by virtue of their position therein, as at the date of signing this Agreement, which have not been fully satisfied.

2.22
The Vendor is aware the Purchaser is entering into this Agreement in reliance on the warranties and representations given by the Vendor, as incorporated herein and that in the event of it transpiring that (all or any of) these warranties and representations are incorrect, inaccurate or partial, same shall constitute a fundamental breach of this Agreement.

To the best of the Vendor's knowledge, there is no substantial information in connection with the operations of the Company, GWE and Nimrod which has not been included herein.

3.	Warranties and obligations of the Purchaser

The Purchaser hereby warrants and undertakes to the Vendor, as follows:

3.1
That subject to the receipt of approval of the board of directors of the Company which has yet to have been received as at the date if signing this Agreement, it has lawfully passed all the resolutions and received all the approvals which are required thereby pursuant to law and under its documents of incorporation, for purposes of the execution of this Agreement thereby and the performance of all its obligations hereunder and that it does not require the consent or approval of any other third party regarding its execution of this Agreement and performance of all its obligations set out herein.

3.2
That it is not subject to any prohibition and/or restriction and/or impediment, whether in accordance with law or under any agreement regarding the performance of its obligations under the provisions hereof and that its execution and implementation of this Agreement does not constitute a breach of any obligation of the Purchaser and/or of any contract to which the Purchaser is a party.

3.3
That it has the ability and means to fulfill all its obligations hereunder in a full and timely manner and possesses the financial resources for payment of the full Consideration amount and on the dates set forth herein.

3.4
The Purchaser warrants that it is a public company duly registered in Israel at the Registrar of Companies, Company No. 52-0036724, whose shares are traded on the stock exchange in Tel-Aviv and that no steps or proceedings for its striking off, dissolution, winding-up, receivership or such other actions, have been adopted or are threatened against it

3.5
That the signatories of this Agreement and the related documents on behalf of the Purchaser, are the persons authorized to sign, on the Purchaser's behalf, this Agreement and the related documents and/or those which are necessary for its implementation and to bind the Purchaser by their signature and this Agreement, together with all terms thereof, is binding on the Purchaser for all intents and purposes.

3.6
That for a period of 30 days, commencing from the date of signing this Agreement, it shall conduct independent due diligence in connection with the equal ranking of the Shares for Sale, the rights and obligations of the Company, its legal, financial and accounting situation (hereinafter: "Due Diligence").

3.7
In the framework of performing Due Diligence, it shall consult with lawyers, accountants, investment advisors and any other professional with whom it wishes to confer, in all respects of purchasing the Shares for Sale pursuant hereto and the risks involved therein, including: (a) examination and performance of comprehensive due diligence of all aspects pertaining to the Company, its activity, business, assets and the financial statements and any other particular required thereby for purposes of taking the decision on execution of this Agreement; (b) that prior to the date of the closing, it shall confirm to the Vendor that it was afforded access to the assets, books, reports and accounts of the Company; and that (c) inasmuch as it elects to consummate the transaction following its completion of Due Diligence, then subject to the accuracy of the Vendor's warranties in section 2 above, it hereby releases the Vendor or any party on its behalf from any damage which it may incur in relation to acquisition of the Shares for Sale hereunder and it assumes responsibility for all the risks involved in such acquisition.

3.8
Apart from the Vendor's warranties and representations in section 2 above, it has not been given any warranties and representations by the Vendor, Company, their employees, managers, consultants and/or any party on their behalf, whether explicitly or implicitly, directly or indirectly, in relation to the Company, including in all respects of their legal, economic, business and financial situation and/or to any projections in connection with the above.

3.9
There is no legal or other impediment to execution of this Agreement by the Purchaser and to the performance of what is stated herein and this Agreement and the fulfillment of the Purchaser's obligations hereunder are not in opposition to or in contradiction of any judgment, order or directive of a court, any agreement, contract or understanding to which the Purchaser is party, its documents of incorporation or any other undertaking of the Purchaser, whether by virtue of an agreement (oral, by way of conduct or in writing) or by operation of law.

3.10	That it is aware the execution of this Agreement must be reported to the Securities Authority and to the Stock Exchange, pursuant to the securities laws.

3.11
That it is aware the Vendor is entering into this Agreement in reliance on its warranties as provided in this section 3. The foregoing shall not serve to prejudice and/or derogate from the validity and/or generality of the Vendor's representations as provided in section 2 above.

4.	The Agreement

4.1
Subject to the correctness of the Vendor's and Purchaser's representations as set out herein, subject to the completion of Due Diligence by the Purchaser and subject to approval of the meeting of shareholders of the Purchaser, the Vendor, on the one hand and the Purchaser on the other hand, mutually undertake that on the date of signing this Agreement, the Purchaser shall purchase the Shares for Sale from the Vendor and the Vendor shall sell all the Shares for Sale to the Purchase, against payment of the Consideration as specified in section 5 hereof and that the Purchaser waives any claim in connection with the Shares for Sale and it neither has nor shall it have any contention and/or claim and/or demand in connection with the Shares for Sale, other than a claim in connection with the representations which have been made thereto, in accordance herewith.

4.2
The Vendor hereby undertakes that the Shares for Sale which are being hereby transferred to the Purchaser, are being transferred Free and Clear of any pledge, attachment, encumbrance, lien or any third party right.

5.	Consideration

Subject to receipt of the full Consideration amount, the Vendor hereby sells the Shares for Sale to the Purchaser, for the Consideration detailed below, on the Consideration Payment Date, as defined above (hereinafter: Consideration Payment Date"):

5.1
To the Vendor: against the Shares for Sale, the Purchaser shall pay the Vendor consideration in the sum of 1,250,350 US dollars, plus VAT, as may be required by law, out of which a sum equal to the amount designated in section 5.2 shall be paid directly to World Group Capital (58) Ltd., against a) the full and final waiver of World Group Capital (58) Ltd. of an option to purchase the Shares for Sale; b) removal of the lien that was registered in favor of World Group Capital (58) Ltd. on the Vendor's real estate property (hereinafter: "Payment on the Shares for Sale").

5.2	The amount equal to NIS 1,575,200, plus nominal monthly interest of 1%, on the said amount, calculated from 11.12.2007 and together with 8,000 dollars + VAT.

5.3
To the Company: a) a sum of 335,000 US dollars, as an owner's loan (hereinafter: the "Investment Loan"). The Company shall provide the Investment Loan to GWE, as full payment of the full balance of the Company's undertakings to invest in GWE; b) a sum of 1,356,650 US dollars, as an owner's loan (hereinafter: the "Payment Loan"). The Payment Loan shall be paid by the Company to the Vendor, as full repayment of the balance of the owner's loans in the Company, excluding the owner's loans which are to be provided to the Company by the Purchaser pursuant hereto; c) a sum of 30,000 US dollars, as an owner's loan which is convertible into a capital note (hereinafter: the "Capital Loan"). The Capital Loan constitutes the balance of the Company's liabilities to suppliers.

Notwithstanding the foregoing, it is hereby agreed that the Purchaser shall be required to provide, on the Consideration Payment Date, an aggregate amount of not more than 2.3 million US dollars, the balance of the amount, i.e., a further sum of 672,000 US dollars, being provided by the Vendor, as a loan, on the following terms:

5.3.1	On the Consideration Payment Date, the Purchaser shall pay the Company out of the sum of 1,356,650 US dollars, as provided in section 5.2(b) above, a sum of only 684,650 US dollars.

5.3.2
Within 12 months from the date of the Vendor's general meeting approving the execution of this Agreement, the Purchaser shall pay the Company the balance of the payment for the Payment Loan (hereinafter: the Deferred Date of Payment" and the "Deferred Consideration Balance", respectively). The Purchaser shall be allowed to advance this payment, by prior written notice to the Company. On the date of the Company's receipt of the said payment, the Company shall pay the Deferred Consideration Balance to the Vendor.

5.3.3
As security for remittance of the said payment, it is agreed that on the Consideration Payment Date, 25% of the Shares for Sale shall be deposited, in trust, with the Vendor's attorney, Adv. Doron Elkayam (hereinafter: the "Trustee"), as a deposited pledge and insofar as the Purchaser fails to pay the Vendor the Deferred Consideration Balance, on the Deferred Date of Payment, after the Vendor has furnished written notice of 21 days to the Purchaser, the Trustee shall be allowed to sell the Shares for Sale and/or transfer title therein and/or to have recourse to any other relief pursuant to law and/or this Agreement, all in accordance with the deed of instructions to the Trustee, Appendix 5.3.3 hereof. On the date of receiving the Purchaser's notice of execution of the payment by the Company, as detailed in section 5.3.2 above, to which the bank's confirmation of such transfer of funds is attached, the Trustee shall transfer the Shares for Sale which were deposited with him, as provided in this section 5.3.3 above, to the Purchaser.

6.	Acts for execution on the Consideration Payment Date

6.1
On the Consideration Payment Date, as defined above, the parties shall convene, by prior coordination between them, at Knebel, Elkayam & Co., Law Offices or at any other place that has been agreed by them, for the sake of closing the transaction and they shall act as detailed below, all acts below being carried out at one and the same time and whose full and faithful execution by the party responsible, constitutes a condition precedent for performance of the acts by the other party, as follows:

6.2	The Vendor:

6.2.1
Shall transfer 75% of the Shares for Sale to the Purchaser, by delivering a signed share transfer deed to the Purchaser's order and shall deposit the remaining 25% of the Shares for Sale with the Trustee

6.2.2
Shall furnish to the Purchaser a resolution of the board of directors of the Company, nominating directors on the Purchaser's behalf to the Company's board of directors, in accordance with a list which the Purchaser is to send the Vendor by such date and in accordance with the Company's articles of association.

6.2.3	Shall furnish minutes of the meeting of the Vendor's board of directors certifying its signature on this Agreement and empowering the authorized signatories on its behalf to sign this Agreement.

6.3	The Purchaser:

6.3.1
Shall remit the payment for the Shares for Sale, by way of wire transfer, to a bank account in the Vendor's name, whose details the Vendor shall give the Purchaser prior to the Consideration Payment Date..

6.3.2	Shall sign the share transfer deeds to transfer the Shares for Sale into its name.

6.1.2
Shall furnish minutes of the meeting of the Purchaser's board of directors certifying its signature on this Agreement and empowering the authorized signatories on its behalf to sign this Agreement, together with confirmation of a lawyer that the said resolution was duly passed and that it is a binding resolution.

6.4
All acts carried out on the Consideration Payment Date shall be deemed to have been carried out simultaneously, no single act being considered to have been completed and no single document being considered to have been delivered, until all acts on such date have been completed and all documents have been delivered.

7.	The interim phase

7.1	Due diligence

7.1.1
The Purchaser shall be entitled, during the period from the date of signing this Agreement until the elapse of 30 days from the above-mentioned date (hereinafter: the "Examination Period"), to conduct due diligence of the Company, in the framework of which it shall conduct any legal, accounting, planning and/or other examination, in its discretion.

7.1.2
In the event of it being found that one or more of the Vendor's warranties and/or representations, as provided in section 2 of this Agreement and/or any of its appendices, is substantially and fundamentally wrong and/or in the event of negative material and fundamental information being discovered regarding the Shares for Sale and/or the assets of GWE and/or Nimrod and which have not been disclosed herein and/or in the event of failing to prove, to the Purchaser's satisfaction, that the validity of the CDM approval issued to GWE, shall not be adversely affected as a result of a change in status of the State of Israel to a developing country (hereinafter: the "Negative Finding"), then the Purchaser may, until the end of the Examination Period, inform the Vendor, in writing, of the decision not to consummate the transaction hereunder (hereinafter: the "Termination Notice") and this Agreement shall be terminated, without either party having any claim and/or demand against the other party on account of such termination. The Termination Notice shall include comprehensive and detailed information of the Negative Finding, on account of which the Purchaser wishes to terminate the Agreement and the Vendor shall have the right to repair any such defect, within 14 days of the date of the Termination Notice. Where the defect in the Negative Finding has been redressed, the Termination Notice shall be deemed null and void. Should the defect not be cured, the Termination Notice shall be regarded as being in force. For purposes of this Agreement, negative material and fundamental information shall mean - information in respect of which one of the following is fulfilled: a) had a reasonable buyer been aware, on the date of signing this Agreement, of the information pertaining to the Negative Finding, he would not have entered into this Agreement and b) the Negative Finding is such that the value of the Shares for Sale has been adversely impacted by more than 15%

7.2
The Vendor hereby undertakes that during the period from the date of signing this Agreement and until to the Consideration Payment Date (hereinafter: the "Interim Period"), it shall exercise reasonable efforts and in accordance with law, so that:

7.2.1
The Company does not perform any act which is not in the normal and/or regular course of business, including a declaration and/or distribution of dividends and any other distribution, within the meaning thereof in the Companies Law, an issuance of shares or other rights, other than as provided in this Agreement and/or with the Purchaser's prior written consent;

7.2.2
It delivers prior notice to the Purchaser immediately upon learning of any substantial event in the Company and of any act performed by the Company and/or the Vendor, which serve to change the provisions of this Agreement and any other reasonable information, as requested by the Purchaser and which the Vendor is able to provide.

7.2.3
Not to sell and/or transfer all or any of the Shares for Sale, not to relinquish any right to which they are entitled in connection with the Shares for Sale and not to grant any option and/or other right in respect of the Shares for Sale, to any third party and not to execute any agreement which shall preclude the implementation of this Agreement in relation to the Shares for Sale.

7.2.4	Not to make any change in the Company's registered and/or issued capital.

7.3	The parties undertake to act in good faith towards implementation of the provisions of this Agreement and to cooperate in order to present all the requisite documents before any statutory authority.

8.	Safeguarding of confidentiality

8.1
Each of the parties undertakes that if the contractual cooperation contemplated hereunder is terminated and/or does not enter into effect, it, its employees, representatives and all those acting on its behalf, shall keep strictly confidential and refrain from disclosing and/or revealing and/or transferring, in any way, directly or indirectly, themselves or through others, including parties on their behalf, any professional, commercial or other information not in the public domain, in connection with the activity of the Company and/or the subsidiaries and/or any information pertaining to the other party (hereinafter: the "Information") and shall not make any use of the Information, in any form, unless disclosure of the Information is required by virtue of the provisions of any law or on the request of a competent authority. This undertaking is not limited in time and shall continue to remain in force also following the end of the Term of this Agreement or if this Agreement is terminated, for any reason.

8.2
The Vendor and the Purchase undertake that neither of them shall adopt any action constituting a violation of the provisions of the Securities Law and in particular, chapter H1 of the Law (Restriction of the Use of Insider Information), including a sale and/or purchase of the Purchaser's securities, which might be considered as the use of insider information under the provisions of the Law.

9.	Assignment of rights

The parties' rights hereunder are personal and may not be transferred, assigned, pledged, placed under a lien, attachment or other charge, either voluntarily or by the operation of any law and no deed of transfer may be given in respect thereof, whether valid immediately or on a future date, excluding a case of an assignment to a wholly owned subsidiary of the one of the parties and subject to the furnishing of written notice of execution of the assignment, provided the assignor shall continue to be liable for its obligations under this Agreement, together with the assignee - jointly and severally.

10.	Breaches and remedies

Where a party has breached any term of this Agreement, it shall be given, by notice in writing, an extension of 30 (thirty) days to cure the breach. Any breach which fails to be cured within 30 (thirty) days, shall become, from that date, a fundamental breach of this Agreement and shall vest in the aggrieved party, a right to all the remedies and relief wich are prescribed in this regard in the Contracts Law (Remedies for Breach of Contract), 5731-1970, including the right of enforcement.

11.	Indemnity

Without derogating from any recourse available to the Purchaser pursuant to law, the Purchaser shall be entitled to indemnity from the Vendor, if and to the extent of its transpiring that there is any financial liability which originated prior to the date of signing this Agreement and was not included in the Vendor's representations hereunder or if the Company is rendered liable, under a judgment or an arbitrator's award, to pay for claims and/or legal proceedings which are brought against the Company and the cause of which preceded the date of signing this Agreement.

12.	Good faith

The parties undertake to act in a reciprocal manner and in good faith for the proper, correct and effective implementation of this Agreement and towards this end, the parties undertake to sign any document and to appear before any authority, as necessitated.

13.	Miscellaneous

13.1
Each party shall bear its legal costs in connection with the execution of this Agreement and the mandatory payments and taxes applying thereto, if any, pursuant to any law, in connection with the execution of this Agreement.

13.2
This Agreement exhausts the relations of the parties in all respects of the subject matter contemplated hereunder. Previous agreements and understandings, if any, are merged into and incorporated herein. Any pledges, sureties, written or oral contracts, undertakings or representations, estimations and evaluations regarding the subject matter hereof, made or given by the parties prior to the execution of this Agreement and which were not explicitly expressed herein, shall be deemed null and void and shall be lacking in any force and they shall not constitute a basis for any claim or demand of either party against the other and/or against the employees, managers and/or consultants of the other party or any person on its behalf. Without derogating from the generality of the foregoing, the exchange of documents between the parties prior to the signing of this Agreement, including drafts exchanged by them, shall not have any meaning in the interpretation of this Agreement.

13.3	Any modification or amendment of this Agreement shall be binding only reflected in a document in writing, bearing the signature of both parties hereto.

13.4	Remedies and relief which are available to the parties pursuant to any law are cumulative and not on an alternative basis.

13.5
In any case in which the closing of this Agreement is delayed, due to any act and/or omission of the Vendor and/or the Purchaser, for a period of time not exceeding 7 Business Days, same shall not be deemed a breach of this Agreement.

13.6
The deferral of or abstention from exercising any right of a party to the Agreement, shall not be construed as a waiver on its part vis-à-vis such matter, unless it waived its rights expressly and in writing.

13.7
No conduct by either of the parties shall be deemed a waiver of any of its rights hereunder or pursuant to law or as a waiver of or consent thereby to any breach or default of any condition, unless the consent, waiver, postponement, cancellation or addition were made specifically and in writing.

13.8
The parties to this Agreement shall be allowed to extend or bring forward any date stipulated herein and to waive the performance of any of its provisions, all whether on a one-time basis or on several occasions and by means of written notice to be signed by the Vendor and the Purchaser.

13.9
The law of the State of Israel shall govern this Agreement. The competent court within the jurisdiction of the District Court of Tel- Aviv shall have sole and exclusive jurisdiction in all matters arising in connection with this Agreement and its implementation and no other court shall have authority.

14.	Addresses and notices

The addresses of the parties are as appearing in the preamble hereto. Any notice sent by a party hereto to the other party according to the above addresses, shall be deemed as notice that was received at the end of 72 hours from the time of its dispatch by registered mail or on the first Business Day following its transmission via fax.

In witness whereof, the parties set their hands for signature:

	DCI USA, Inc.		Tobias Jewelry Ltd.		Gunther Wind Energy, Ltd.
By:	/s/ J. Rigbi	By:	/s/ J. Rigbi	By:	/s/ Y. Goldstein
Position:	CFO	Position:	Director	Position:	Chairman
April 23, 2008		April 23, 2008			Oded Binyamin, CEO